Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Fidelity Private Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 3, 2026

The Offer and withdrawal rights will expire on August 31, 2026 and this Notice of Withdrawal must be received by the Fund’s

Transfer Agent by 4:00 p.m.,

Eastern Time, on August 31, 2026, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR ASSISTANCE COMPLETING THIS FORM.

You are responsible for confirming that this Notice is received timely. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: _______________________________________________________________________________

Fund Account #: ___________________________________________________________________________

Account Name/Registration: __________________________________________________________________

Fidelity Account #: _________________________________________________________________________

Social Security Number: _____________________________________________________________________

Email Address: ____________________________________________________________________________

Financial Intermediary Firm Name: ____________________________________________________________

Financial Intermediary Account #: _____________________________________________________________

Financial Advisor Name: ____________________________________________________________________

Financial Advisor Telephone #: _______________________________________________________________

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date